Exhibit 99.1
SiTime Reports Fourth Quarter 2023 Financial Results
SANTA CLARA, Calif., February 13, 2024 – SiTime Corporation, (Nasdaq: SITM), the precision timing company, today announced financial results for the fourth quarter ended December 31, 2023.
Net revenue in the fourth quarter was $42.4 million, a 19% increase from the $35.5 million in the prior quarter. Net revenue for fiscal year 2023 was $144.0 million compared with $283.6 million in fiscal year 2022.
Generally Accepted Accounting Principles (GAAP) Results
In the fourth quarter, GAAP gross profit was $23.7 million, or 55.9% of revenue, GAAP operating expenses were $51.2 million, GAAP loss from operations was $27.5 million, and GAAP net loss was $20.0 million, or $0.89 per basic share.
For fiscal year 2023, GAAP gross profit was $82.1 million, or 57.0% of revenue, GAAP operating expenses were $189.3 million, GAAP loss from operations was $107.2 million, and GAAP net loss was $80.5 million, or $3.63 per basic share.
Total cash, cash equivalents and short-term investments were $528.2 million on December 31, 2023.
Non-GAAP Results
This press release and its attachments include certain non-GAAP supplemental performance measures. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP.
In the fourth quarter, non-GAAP gross profit was $24.7 million, or 58.3% of revenue, non-GAAP operating expenses were $26.6 million, non-GAAP loss from operations was $1.9 million and non-GAAP net income was $5.5 million, or $0.24 per diluted share.
For fiscal year 2023, non-GAAP gross profit was $85.2 million, or 59.2% of revenue, non-GAAP operating expenses were $107.6 million, non-GAAP loss from operations was $22.4 million and non-GAAP net income was $4.2 million, or $0.18 per diluted share.
The reconciliation between GAAP and non-GAAP financial results is provided in the financial statements portion of this release.
SiTime believes that the presentation of non-GAAP financial measures provides important supplemental information to management and investors regarding financial and business trends relating to SiTime’s financial condition and results of operations. SiTime believes that these non-GAAP financial measures provide additional insight into SiTime’s ongoing performance and core operational activities and has chosen to provide these measures for more consistent and meaningful comparison between periods. These measures should only be used to evaluate SiTime’s results of operations in conjunction with the corresponding GAAP measures. The non-GAAP financial measures exclude stock based compensation expense, amortization of acquired intangibles, and acquisition-related expenses which include transaction and certain other cash costs associated with business acquisition as well as changes in the estimated fair value of contingent consideration and earn out payments.
Acquisition Related Accounting Estimates
In December 2023, SiTime closed the acquisition of certain assets and an exclusive license to certain intellectual property from Aura Semiconductor Pvt. Ltd. and certain of its affiliates. The purchase price has been allocated to the fair value of the intangible assets acquired based on estimates and assumptions made by management at the time of the acquisition. If additional information becomes available, the Company may revise its initial purchase price allocation and such revisions or changes may be material.
Inducement Plan Grants
SiTime granted restricted stock unit awards (“RSUs”) on February 12, 2024 that were approved by the Compensation Committee of its Board of Directors under SiTime’s Amended and Restated 2022 Inducement Award Plan, as a material inducement to employment to 29 newly hired non-executive individuals globally. The RSUs were approved in accordance with Nasdaq Listing Rule 5635(c)(4). The inducement grants consisted of an aggregate of 61,464 RSUs. For 48,178 RSUs, one-fourth of the RSUs will vest on the first February 20, May 20, August 20, or November 20 falling in the one-year anniversary quarter of the applicable vesting start date, and then 1/16th of the RSUs vest in equal quarterly installments on each February 20, May 20, August 20, and November 20, thereafter, subject to each such employee’s continued service on each vesting date. For 13,286 RSUs, 1/16th of the RSUs vest in equal quarterly installments on each February 20, May 20, August 20, and November 20, subject to each such employee’s continued service on each vesting date. The inducement grants are subject to the terms and conditions of award agreements covering the grants and SiTime’s Amended and Restated 2022 Inducement Award Plan.
Conference Call
SiTime will broadcast the financial results for its fourth quarter of 2023 via conference call today, February 13, 2024, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). To join the conference call via phone, participants are required to complete the following registration form to receive a dial-in number and dedicated PIN for accessing the conference call. The conference call will also be available via a live audio webcast on the investor relations section of the SiTime website at investor.sitime.com. Please access the website at least a few minutes prior to the start of the call to download and install any necessary audio software. An archived webcast replay of the call will be available on the website.
About SiTime
SiTime Corporation is the precision timing company. Our semiconductor MEMS programmable solutions offer a rich feature set that enables customers to differentiate their products with higher performance, smaller size, lower power, and better reliability. With more than 3 billion devices shipped, SiTime is changing the timing industry. For more information, visit www.sitime.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Security Exchange Act of 1934, as amended. These forward-looking statements involve risks, uncertainties, assumptions, and other factors that may cause actual results or outcomes to differ materially from those anticipated in such forward-looking statements. The risks, uncertainties, assumptions, and other factors include, but not limited to the impact of acquisitions. More information about these and other risks, uncertainties, and other factors that may cause actual outcomes and results to differ materially from those included in the forward-looking statements contained in this release are included under the caption “Risk Factors” and elsewhere in our most recent Form 10-Q filed with the Securities and Exchange Commission and other filings SiTime makes with the Securities and Exchange Commission from time to time, including the Form 10-K that will be filed for the fiscal year ended December 31, 2023. The financial information set forth in this release reflects estimates based on information available at this time. While SiTime believes these estimates to be reasonable, these amounts could differ materially from reported amounts in SiTime’s Annual Report on Form 10-K for the fiscal years ending December 31, 2023 and SiTime’s other filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date the statements are made and are based on information available to SiTime at the time those statements are made and/or management's good faith belief as of that time with respect to future events. Except as required by law, SiTime undertakes no obligation, and does not intend, to update these forward-looking statements.

SiTime Corporation
Unaudited GAAP Condensed Consolidated Statements of Operations

	Three Months Ended	Year Ended
	December 31, 2023	December 31, 2023

	(in thousands, except per share data)
Revenue	$42,403	$143,993
Cost of revenue	18,710	61,905
Gross profit	23,693	82,088
Operating expenses:
Research and development	22,919	97,589
Selling, general and administrative	20,514	83,971
Acquisition related costs	7,728	7,728
Total operating expenses	51,161	189,288
Loss from operations	(27,468)	(107,200)
Interest income	7,329	26,958
Other expense, net	152	(141)
Loss before income taxes	(19,987)	(80,383)
Income tax expense	(10)	(152)
Net loss	$(19,997)	$(80,535)
Net loss attributable to common stockholders and comprehensive loss	$(19,997)	$(80,535)
Net loss per share attributable to common stockholders, basic	$(0.89)	$(3.63)
Net loss per share attributable to common stockholders, diluted	$(0.89)	$(3.63)
Weighted-average shares used to compute basic net loss per share	22,553	22,188
Weighted-average shares used to compute diluted net loss per share	22,553	22,188

SiTime Corporation
Unaudited Reconciliation of Non-GAAP Adjustments

	Three Months Ended	Year Ended
	December 31, 2023	December 31, 2023

	(in thousands, except per share data)
Reconciliation of GAAP gross profit and margin to non-GAAP
Revenue	$42,403	$143,993
GAAP gross profit	23,693	82,088
GAAP gross margin	55.9%	57.0%
Amortization of acquired intangibles	280	280
Stock-based compensation	740	2,840
Non-GAAP gross profit	$24,713	$85,208
Non-GAAP gross margin	58.3%	59.2%

Reconciliation of GAAP operating expenses to non-GAAP
GAAP research and development expenses	$22,919	$97,589
Stock-based compensation	(7,039)	(32,909)
Non-GAAP research and development expenses	$15,880	$64,680

GAAP sales, general and administrative expenses	20,514	83,971
Stock-based compensation	(9,750)	(41,005)
Non-GAAP sales, general and administrative expenses	$10,764	$42,966

GAAP acquisition related costs	$7,728	$7,728
Acquisition related costs	(7,728)	(7,728)
Non-GAAP acquisition related costs	$—	$—
Total Non-GAAP operating expenses	$26,644	$107,646

Reconciliation of GAAP loss from operations to non-GAAP loss from operations
GAAP loss from operations	$(27,468)	$(107,200)
Acquisition related costs	7,728	7,728
Amortization of acquired intangibles	280	280
Stock-based compensation	17,529	76,754
Non-GAAP loss from operations	$(1,931)	$(22,438)
Non-GAAP loss from operations as a percentage of revenue	(4.6)%	(15.6)%

Reconciliation of GAAP net loss to non-GAAP net income
GAAP net loss	$(19,997)	$(80,535)
Amortization of acquired intangibles	280	280
Acquisition related costs	7,728	7,728
Stock-based compensation	17,529	76,754
Non-GAAP net income	$5,540	$4,227
Weighted-average shares used to compute diluted net income per share	23,080	22,967

GAAP net loss per share diluted	$(0.89)	$(3.63)
Non-GAAP adjustments detailed above	1.13	3.81
Non-GAAP net income per share diluted	$0.24	$0.18

SiTime Corporation
Unaudited GAAP Condensed Consolidated Balance Sheets

	As of
	December 31, 2023	December 31, 2022

	(in thousands)
Assets:
Current assets:
Cash and cash equivalents	$9,468	$34,603
Short-term investments in held-to-maturity securities	518,733	529,494
Accounts receivable, net	21,861	41,229
Inventories	65,539	57,650
Prepaid expenses and other current assets	7,641	6,091
Total current assets	623,242	669,067
Property and equipment, net	54,685	58,772
Intangible assets, net	177,079	5,205
Right-of-use assets, net	8,262	10,848
Goodwill	87,098	—
Other assets	1,317	6,724
Total assets	$951,683	$750,616
Liabilities and Stockholders' Equity:
Current liabilities:
Accounts payable	$8,690	$14,881
Accrued expenses and other current liabilities	112,704	18,913
Total current liabilities	121,394	33,794
Other non-current liabilities	122,237	8,342
Total liabilities	243,631	42,136
Commitments and contingencies
Stockholders’ equity:
Common stock	2	2
Additional paid-in capital	796,450	716,343
Accumulated deficit	(88,400)	(7,865)
Total stockholders’ equity	708,052	708,480
Total liabilities and stockholders’ equity	$951,683	$750,616
Investor Relations Contacts:
Shelton Group
Leanne Sievers | Brett Perry
1-949-224-3874 | 1-214-272-0070
sheltonir@sheltongroup.com
SiTime Corporation
Beth Howe
Chief Financial Officer
investor.relations@sitime.com